VOTING
STOCK OWNERSHIP
PROPOSAL 1 — ELECTION OF DIRECTORS
PROPOSAL 2 — APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN
EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
STOCK PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
STOCKHOLDERS’ PROPOSALS FOR 2001 ANNUAL MEETING
OTHER BUSINESS
INTERLOTT TECHNOLOGIES, INC. EMPLOYEE STOCK PURCHASE PLAN

SCHEDULE 14A

(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.      )

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Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement [ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

Interlott Technologies, Inc.

(Name of Registrant as Specified in its Charter)

XXXXXXXXXXXXXXXX

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERLOTT TECHNOLOGIES, INC.

NOTICE OF
2000 ANNUAL MEETING
AND
PROXY STATEMENT

April 5, 2000

Dear Stockholder:

      You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Interlott Technologies, Inc. to be held at the Holiday Inn Cincinnati North located at Interstate 275 and Route 42 (Exit 46), Cincinnati, Ohio, on Thursday, May 4, 2000, at 10:00 a.m., local time.

      The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the meeting, we also will report on the operations of the Company during the past year, and the directors and officers of the Company will be present to respond to appropriate questions from stockholders.

      I hope that you will be able to attend the Annual Meeting. If you plan to attend, please mark the appropriate box at the bottom of your proxy card so that we can make appropriate arrangements for the anticipated number of guests. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy card in the enclosed envelope at your earliest convenience. This will assure that your shares will be represented and voted at the Annual Meeting even if you are unable to attend.

Sincerely,

L. Rogers Wells, Jr. Chairman of the Board

INTERLOTT TECHNOLOGIES, INC.

10830 Millington Court
Cincinnati, Ohio 45242

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 4, 2000

      NOTICE HEREBY IS GIVEN that the 2000 Annual Meeting of Stockholders of Interlott Technologies, Inc. (the “Company”) will be held at the Holiday Inn Cincinnati North located at Interstate 275 and Route 42 (Exit 46), Cincinnati, Ohio on Thursday, May 4, 2000 at 10:00 a.m., local time, for the purpose of:

1.	Electing three directors to serve until the 2003 Annual Meeting of Stockholders;

2.	Approving the Interlott Technologies, Inc. Employee Stock Purchase Plan;

3.	Ratifying the appointment of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

4.	Transacting such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Information relating to matters 1, 2 and 3 above is set forth in the attached Proxy Statement. Stockholders of record at the close of business on March 31, 2000 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof. A list of stockholders of the Company as of the close of business on March 31, 2000 will be available for inspection during normal business hours from April 24, 2000 through May 4, 2000 at the headquarters of the Company, 7697 Innovation Way, Mason, Ohio.

By Order of the Board of Directors

Gary S. Bell Secretary

Cincinnati, Ohio
April 5, 2000

Please read the attached Proxy Statement and then promptly complete, execute and return the enclosed proxy card in the accompanying postage-paid envelope. You can spare your Company the expense of further proxy solicitation by returning your proxy card promptly. If you attend the Annual Meeting, you may revoke the proxy and vote in person if you so desire.

INTERLOTT TECHNOLOGIES, INC.
_________________

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 4, 2000
___________________

      This Proxy Statement is furnished to the stockholders of Interlott Technologies, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2000 Annual Meeting of Stockholders and at any adjournments thereof (the “Annual Meeting”).

      This Proxy Statement and the accompanying proxy card are first being sent or given to stockholders on approximately April 5, 2000.

VOTING

General

      The Company’s only voting security is its Common Stock, $.01 par value per share. Each share of Common Stock entitles its owner to one vote on each matter submitted to the stockholders. The record date for determining the holders of Common Stock entitled to receive notice of and to vote at the Annual Meeting was March 31, 2000. On the record date, 3,210,000 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

Quorum and Vote Required

      The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote will constitute a quorum. In counting the shares represented at the Annual Meeting to determine whether a quorum exists, shares which are withheld or abstained from voting will be considered to be entitled to vote and will count toward the quorum.

      In accordance with Delaware law and the Company’s Bylaws, and assuming a quorum is present, the affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to elect directors (Proposal 1). As a result, votes that are withheld on the proposal will have no effect. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve the Company’s Employee Stock Purchase Plan (Proposal 2) and to ratify the Board of Directors’ appointment of the Company’s independent auditors (Proposal 3). As a result, an abstention on either of these proposals will have the same effect as a vote against the proposal.

      Mr. L. Rogers Wells, Jr., who owns a majority of the outstanding Company’s Common Stock, has advised the Company that he intends to vote all of his shares in favor of each of the three proposals. Accordingly, adoption of the proposals is assured.

Proxies; Other Matters That May Come Before the Annual Meeting

      The accompanying proxy card is for use at the Annual Meeting if you are unable to attend in person or are able to attend but do not wish to vote in person. Please specify your choices with regard to each proposal on the enclosed proxy card and then sign and date the proxy card and mail it to us in the enclosed postage paid envelope. All properly executed and dated proxy cards received by the Company in time to be voted at the Annual Meeting and not revoked will be voted in accordance with the instructions given. If no specific instructions are given, the shares represented by a signed and dated proxy card will be voted “FOR” the nominees for director and “FOR” Proposals 2 and 3. If any nominee for election as a director should become unable to serve for any reason and the Board of Directors designates a substitute nominee, the persons named as proxies on the proxy cards will vote all valid proxy cards for the election of the substitute nominee.

      The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting. The date established in the Bylaws by which stockholders who desire to submit nominations for director or other proposals for presentation to the stockholders at the Annual Meeting has passed, and therefore no director nominations or other matters may be proposed by stockholders for action at the Annual Meeting.

      The giving of a proxy does not affect your right to vote in person at the Annual Meeting. You have the right to revoke your proxy at any time before it is voted by giving written notice of revocation to Gary S. Bell, the Secretary of the Company, at 10830 Millington Court, Cincinnati, Ohio 45242; by executing and delivering to Mr. Bell a proxy card bearing a later date; or by voting in person at the Annual Meeting. If you will not be attending the Annual Meeting, you should return your proxy or any notice in time for receipt no later than the close of business on the day preceding the Annual Meeting.

      In addition to soliciting proxies directly, the Company has requested brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by them. The Company also may solicit proxies through its directors, officers and employees in person and by telephone and facsimile, without payment of additional compensation to these persons. The Company will pay all expenses related to its solicitation of proxies.

STOCK OWNERSHIP

      The following table sets forth information, as of December 31, 1999, regarding the beneficial ownership of the Company’s Common Stock by (a) each person who is known by the Company to own more than 5% of the Common Stock, (b) each director and person named in the Summary Compensation Table individually and (c) all directors and executive officers as a group.

	Shares		Percent
	Beneficially		of Class
Name of Beneficial Owner	Owned (1)		Owned

Lloyd I. Miller III	315,000	(2)	9.8%

L. Rogers Wells, Jr.	1,784,250	(3)	54.3%

Edmund F. Turek	192,000	(4)	5.9%

Gary S. Bell	14,200		*

Dennis W. Blazer	2,025		*

Kazmier J. Kasper	11,000		*

H. Jean Marshall	6,500		*

David F. Nichols	12,850		*

John J. Wingfield	13,000		*

All directors and executive officers as a group (9 persons)	2,038,950		60.8%

*	Less than one percent.

(1)	Except as noted below, the named persons have sole voting and investment power with regard to all shares shown as beneficially owned by them. Includes the following numbers of shares which may be acquired upon exercise of stock options which were exercisable on, or became exercisable within 60 days after, December 31, 1999: Mr. Wells, 74,250 shares; Mr. Turek, 20,000 shares; Mr. Wingfield, 11,000 shares; Mr. Kasper, 9,000 shares; Mr. Bell, 9,000 shares; Mr. Nichols, 12,500 shares; Ms. Marshall, 6,500 shares; Mr. Blazer, 1,125 shares; and all directors and executive officers as a group, 146,000 shares.

(2)	Mr. Miller reports having sole voting and dispositive power over 198,900 shares and shared voting and dispositive power over 116,100 shares. Mr. Miller’s address is 4550 Gordon Drive, Naples, Florida 34102.

(3)	Mr. Wells’ address is 10830 Millington Court, Cincinnati, Ohio 45242.

(4)	Includes 64,500 shares that are owned by Mr. Turek’s wife. Mr. Turek’s address is 10830 Millington Court, Cincinnati, Ohio 45242.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees

      The Board of Directors of the Company currently consists of seven members who are divided into three classes as nearly equal in number as possible. The directors in each class are elected by the stockholders for a term of three years and until their successors are elected and qualified. The term of office of one of the classes of directors expires each year at the Annual Meeting of Stockholders.

      At the Annual Meeting, the terms of Gary S. Bell, Edmund F. Turek and L. Rogers Wells, Jr. will expire. The Board of Directors has nominated each of these individuals to stand for re-election as a director for a three-year term which will expire at the 2003 Annual Meeting of Stockholders. If a nominee should be unable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee, allow the vacancy to remain open until a suitable candidate is located, or by resolution provide for a lesser number of directors.

      The Board of Directors unanimously recommends that stockholders vote “FOR” the proposal to re-elect Gary S. Bell, Edmund F. Turek and L. Rogers Wells, Jr. as directors.

Information Regarding Nominees and Continuing Directors

      The following table sets forth information regarding the nominees for director as well as the incumbent directors whose terms will continue following the Annual Meeting.

Nominees for Director to Serve Until the 2003 Annual Meeting of Stockholders

Gary S. Bell	Mr. Bell, age 49, has been Secretary and Treasurer of the Company since 1993. Mr. Bell has been a commercial loan officer for Peoples Bank & Trust Company, Greensburg, Kentucky, since 1997. He also is President of International Investments, Inc., an investment company owned by Mr. L. Rogers Wells, Jr., and previously served as Chief Financial Officer of that company from 1995 until 1997 and during 1993 and 1994. He has been an independent business and financial consultant since 1994 and holds various business interests in a number of small, closely-held partnerships and corporations. These business interests are in the areas of communications, commercial real estate development, forestry, agriculture and automotive service. From 1982 until 1993, he served in various positions with The New Farmers National Bank of Glasgow and its holding company, Commonwealth Bancorp, including Executive Vice President and Chief Credit Officer of The New Farmers National Bank of Glasgow from 1986 until 1993. Mr. Bell also served as Chief Credit Officer of Bowling Green Bank & Trust Company, N.A., another subsidiary of Commonwealth Bancorp, from 1991 until 1993. Mr. Bell has been a director of the Company since 1993.

Edmund F. Turek	Mr. Turek, age 73, was Vice Chairman of the Board of Directors of the Company from 1997 through February 1999 and has been a director of the Company since 1990. Mr. Turek served as Chairman of the Board, President and Chief Executive Officer of the Company from 1990 to 1992 and continued to serve as President of the Company until 1997, when he was appointed Vice Chairman. Mr. Turek continues to be employed by the Company. Mr. Turek began to develop the Company’s instant ticket vending machine in 1987 and has guided product development through several models for instant ticket, telephone and smart card dispensing. Mr. Turek was Vice President of Peripheral Products in the computer division of SCI Systems, Inc. from 1984 to 1989 where he developed business opportunities in the commercial market for the design and manufacture of computer products. From 1953 to 1984, Mr. Turek held management, product development and operations positions with various companies in the computer and aerospace industries.

L. Rogers Wells, Jr.	Mr. Wells, age 62, is Chairman of the Board and served as Chief Executive Officer of the Company until April 1999. He has been the principal stockholder of the Company since purchasing 80% of the Common Stock in 1992. Mr. Wells served as a director of the Company from 1992, and as Chairman of the Board and Chief Executive Officer of the Company from 1993 until his resignation from these positions in October 1994. He was re-elected to these positions in February 1995. In addition, Mr. Wells owns American Materials, Incorporated, which assembles and distributes automobile and truck components and serves as a regional warehousing and distribution center for various businesses. Mr. Wells also owns International Investments, Inc., which invests in and provides financing to various businesses. Mr. Wells also has been active in various other industries, including manufacturing, mining, explosives and banking. From 1987 through 1991, Mr. Wells served as Secretary of Finance and Administration for the Commonwealth of Kentucky and from 1989 through 1991 served as Secretary to the Governor’s Executive Cabinet. During his tenure as Secretary of Finance and Administration, Mr. Wells served as Chairman of various finance and development authorities, including the Kentucky Rural Economic Development Authority, the Kentucky Infrastructure Authority and the Kentucky Housing Corporation.

Directors with Terms Expiring at the 2002 Annual Meeting of Stockholders

David F. Nichols	Mr. Nichols, age 38, has been President of the Company since 1997 and Chief Executive Officer since April 1999. Mr. Nichols served as Senior Vice President of Sales and Marketing of the Company from 1994 to 1997 and as Vice President — Operations of the Company from 1993 until 1994. From 1991 to 1992, he was Executive Director of the Board of Tax Appeals of the Commonwealth of Kentucky. From 1990 to 1991, Mr. Nichols was Principal Assistant to the Secretary of Finance and Administration for the Commonwealth of Kentucky, and from 1989 to 1990 he was Principal Assistant to the Kentucky Office for Social Security. During 1988, Mr. Nichols was Deputy Director of the Kentucky Democratic Party. Mr. Nichols has been a director of the Company since 1997.

John J. Wingfield	Mr. Wingfield, age 53, has been Vice President - Investments of A.G. Edwards & Sons, Inc., a stock brokerage firm, since 1995. Mr. Wingfield is Manager of A.G. Edwards & Sons, Inc.’s Louisville office and its satellite office in New Albany, Indiana. He was First Vice President of Stifel, Nicolaus & Company Incorporated, a stock brokerage firm, from 1985 until 1995. Mr. Wingfield has been a registered stock broker since 1973. Mr. Wingfield has been a director of the Company since 1994.

Directors with Terms Expiring at the 2001 Annual Meeting of Stockholders

Kazmier J. Kasper	Mr. Kasper, age 53, has been President and owner of Algonquin Industries, Inc. and HiTech Metals, Inc. in Bellingham, Massachusetts since 1974. These two companies manufacture machine parts for the computer, optic, robotic, gaming, environmental, biomedical and electromechanical industries. Prior to the founding of these two companies, Mr. Kasper had served in various positions in the manufacturing industry since 1969. Mr. Kasper has been a director of the Company since 1993.

H. Jean Marshall	Ms. Marshall, age 54, has been a director of the Company since 1993. She was a consultant to the Company for special projects related to marketing from 1997 to 1998 and was the Company’s Vice President — Marketing from 1993 to 1997 and the Company’s Director of Retailer Relations from 1992 until 1993. In these capacities, she was primarily responsible for marketing to the lotteries and vendor support services for the Company. Ms. Marshall served from 1983 to 1987 as Regional Manager and then as Regional Coordinator of the Ohio Lottery Commission. From 1987 to 1989 she was an Account Manager for British American Bank Note Company, a Canadian manufacturer of instant lottery tickets, and in this position had substantial involvement with the Pennsylvania and New Jersey lotteries. In 1989, Ms. Marshall served as a consultant for the Ohio Department of Rehabilitation and Corrections, Bureau of Community Services. Ms. Marshall returned to the Ohio Lottery in 1990 as Deputy Director of Sales, where she was responsible for the development of retailer policies and procedures and coordinating, directing and managing the sales division. Ms. Marshall currently serves as Project Coordinator for the Coalition of Neighborhoods, a charitable agency that services and coordinates neighborhood activities.

Meetings and Committees of the Board of Directors

      The Board of Directors of the Company conducts its business through meetings of the full Board and through committees of the Board, including standing Audit and Compensation Committees. During 1999, the Board of Directors held six meetings, the Audit Committee held two meetings and the Compensation Committee held one meeting. Each director attended at least 75% of all meetings of the full Board of Directors and of each committee of the Board of which he or she is a member.

      The Audit Committee is responsible for reviewing with the Company’s independent auditors their audit plan and the scope and results of their audit; reviewing the scope and results of the Company’s internal auditing procedures; consulting with the independent auditors and management with regard to the Company’s accounting methods and the adequacy of its internal accounting controls; approving professional services provided by the independent auditors; reviewing the independence of the independent auditors; and reviewing the range of the independent auditors’ audit and non-audit fees. The Audit Committee is composed of Gary S. Bell, H. Jean Marshall and John J. Wingfield (Chair).

      The Compensation Committee is responsible for setting the compensation of the Chairman of the Board and the President and Chief Executive Officer, ratifying the compensation of all other officers and general wage and salary limits of employees, and administering and interpreting the Company’s 1994 Stock Incentive Plan. The Compensation Committee is composed of Gary S. Bell (Chair), H. Jean Marshall and John J. Wingfield.

      The Board of Directors as a whole functions as a nominating committee to select management’s nominees for election as directors of the Company. The Board of Directors will consider nominees recommended by stockholders if submitted to the Company in accordance with the procedures set forth in Section 2.3 of the Bylaws. See “Stockholders’ Proposals for 2001 Annual Meeting.”

Director Compensation

      Directors who are not employees of the Company receive a fee of $1,000 for each meeting of the Board of Directors or Board committee attended in person (rather than by telephone). Directors who are employees of the Company receive no directors’ fees. The Company paid a total of $14,000 in directors’ fees in 1999.

      Each non-employee member of the Board of Directors — Gary S. Bell, Kazmier J. Kasper, H. Jean Marshall and John J. Wingfield — was granted options in 1999 for the purchase of 2,000 shares of Common Stock under the Company’s 1994 Directors Stock Incentive Plan. The exercise price of each of these options was equal to the fair market value of the Common Stock on the date of grant. The options vest at the rate of 25% per year beginning one year after the date of grant and expire ten years from the date of grant.

PROPOSAL 2 — APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

      Introduction. The Interlott Technologies, Inc. Employee Stock Purchase Plan (the “Plan”) was established on March 16, 2000 to provide employees with an opportunity to purchase shares of the Company’s Common Stock and an incentive for stock ownership. The Board of Directors believes that the Plan will advance the interests of the Company by providing employees with a proprietary interest in the success of the Company. A summary of the Plan is given below. The full text of the Plan is set forth as Exhibit A to this Proxy Statement, and you are encouraged to read it for further information.

      The Plan. A maximum of 25,000 shares of Common Stock (subject to adjustment to reflect changes in the Company’s capitalization) may be purchased under the Plan by eligible employees of the Company. To be eligible, an employee must have been employed by the Company for at least 180 continuous days, must work at least 20 hours a week and may not own stock possessing 5% or more of the voting power or value of all classes of stock of the Company. The Company estimates that approximately 163 employees currently are eligible to participate in the Plan.

      An employee who elects to participate in the Plan must authorize regular after-tax payroll deductions in the minimum amount of $5 per week. Deductions are credited to the participant’s option account maintained by the Company. No interest accrues on funds credited to a participant’s option account.

      Immediately following the end of each Offering Period (as described below) A.G. Edwards & Sons, Inc., the Plan’s custodian, will purchase shares of the Company’s Common Stock with the funds available in participants’ option accounts. Each participant’s stock account then will be allocated that number of full and fractional shares purchased for the account. Shares purchased for a participant’s stock account will be held by A.G. Edwards on behalf of the participant. Purchases may be made on the open market or from the Company. The purchase price to a participant will be 85% of the fair market value of the stock at the beginning of the Offering Period, or 85% of the fair market value at the end of the Offering Period, whichever is less. The Company will bear the remainder (15%) of the cost and will pay the brokerage fees on all open market purchases. For purposes of the Plan “fair market value” generally means the closing sale price of the Common Stock on an applicable date.

      Initially, each Offering Period will run for three months, beginning on the first day of each calendar quarter; however, the Committee that administers the Plan has the authority to change the timing and/or length of the Offering Periods. In any calendar year, a participant may not purchase Common Stock under the Plan having a market value of more than $25,000, calculated from the full fair market value of the Common Stock at the beginning of the Offering Periods that year. A participant’s stock account will be credited with any dividends paid on the shares in the account, and those dividends will be used by A.G. Edwards to purchase additional shares on the open market. The 15% discount will not be applicable to any reinvestment of dividends.

      Participants will have the right to direct the voting of all shares held in their stock accounts and to receive quarterly statements on the status of their accounts. A participant may designate one or more beneficiaries to receive any amounts credited to the participant’s option account in the event of death.

      The Company is not required to set aside amounts credited to a participant’s option account. Until shares are purchased for a participant’s stock account, amounts credited to the participant’s option account are general assets of the Company as to which the participant is an unsecured creditor.

      Distributions from a participant’s accounts may or will be made either on the request of the participant or in accordance with the requirements of the Plan. A participant at any time may discontinue contributions to the Plan, request distribution of all or some of the whole shares credited to his or her stock account and/or withdraw from the Plan. All whole shares of Common Stock in a participant’s stock account (plus cash in lieu of any fractional share) and any cash then credited to the participant’s option account will be distributed (i) if the participant ceases to be eligible to participate in the Plan or withdraws from the Plan or (ii) if the Plan is terminated.

      The Plan will be administered by a Committee chosen by the Board of Directors. Subject to the general control of the Board and the terms of the Plan, the Committee has full power to adopt rules relating to the Plan and to administer and interpret the Plan. The Plan may be amended at any time by the Board. The Board also has the power to terminate or suspend the Plan at any time.

      Certain Federal Income Tax Considerations. The Plan is designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. Contributions to the Plan are made only from payroll deductions after federal, state and local taxes have been withheld. In addition, a participant in the Plan is responsible for all tax consequences resulting from any sale of shares bought under the Plan. The tax consequences of the sale of Plan shares depend in part on the length of time the shares have been held and whether a gain or loss is realized at the time of sale. Under all circumstances, if a gain is realized, a participant (or the participant’s estate) will be required to report as ordinary income the 15% discount in purchase price (or, if less, the actual amount of the gain). If the shares from an Offering Period are sold less than two years from the beginning of that Period, any additional gain on the sale of the stock will be taxed as ordinary income and the Company will be entitled to take an income tax deduction equal to that additional amount.

      Accounting Considerations. Under current accounting practices, a Section 423 plan, which the Plan is designed to be, is considered to be a noncompensatory plan. The sale of stock under such a plan currently does not result in any charge against a company’s earnings.

      The Board of Directors unanimously recommends that stockholders vote “FOR” approval of the Employee Stock Purchase Plan.

EXECUTIVE COMPENSATION

Summary of Compensation

      The following table sets forth, for the years indicated, compensation paid by the Company for services in all capacities to L. Rogers Wells, Jr. and David F. Nichols, each of whom served as the Company’s Chief Executive Officer for a portion of 1999; to Edmund F. Turek, who served as Vice Chairman of the Company until February 1999; and to the Company’s other executive officer who received salary and bonus in excess of $100,000 for 1999. These persons are sometimes referred to as the “named executive officers.”

Summary Compensation Table

				Long-Term

				Compensation

		Annual Compensation		Awards

				Securities
				Underlying
Name and Principal Position	Year	Salary($)	Bonus($)	Options(#)

L. Rogers Wells, Jr.	1999	$150,000	$-0-	5,000

Chairman of the Board;	1998	$150,000	$-0-	3,500

Chief Executive Officer	1997	$150,000	$-0-	2,500

until April 1999

David F. Nichols	1999	$120,000	$20,000	25,000

President; Chief	1998	$120,000	$7,500	3,500

Executive Officer since	1997	$104,385	$4,000	2,500

April 1999

Edmund F. Turek	1999	$120,000	$-0-	2,000

Vice Chairman until	1998	$120,000	$-0-	2,500

February 1999	1997	$120,000	$-0-	2,500

Dennis W. Blazer(1)	1999	$90,000	$14,000	2,500

Chief Financial Officer	1998	$43,269	$2,500	4,500

(1)	Mr. Blazer was first employed by the Company in July 1998.

Stock Options

      The following table presents information on options granted to the named executive officers during 1999 pursuant to the Company’s 1994 Stock Incentive Plan (the “SIP”). The SIP does not provide for the grant of stock appreciation rights.

      The amounts shown as potential realizable values are based on assumed annualized rates of appreciation in the price of the Common Stock of 5% and 10% over the term of the options, as set forth in rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock.

Option Grants in Last Fiscal Year

		% of Total			Potential Realizable Value
	Number of	Options			at Assumed Annual Rates
	Securities	Granted to	Exercise		of Stock Price Appreciation
	Underlying	Employees	or Base		For Option Term
	Options	in Fiscal	Price	Expiration
Name	Granted(1)	Year	($/Share)	Date	5% ($)	10% ($)

L. Rogers Wells, Jr.	5,000	8.66%	$4.813	11/5/09	$39,199	$62,418

David F. Nichols	20,000	34.63%	$5.875	05/3/09	$191,395	$304,765

	5,000	8.66%	$4.813	11/5/09	$39,175	$62,380

Edmund F. Turek	2,000	3.46%	$4.813	11/5/09	$15,680	$24,967

Dennis W. Blazer	2,500	4.33%	$4.813	11/5/09	$19,587	$31,190

(1)	All options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant, vest 25% per year beginning one year after the date of grant and have ten-year terms. In the event of a “Change of Control” (as defined in the SIP), options become exercisable in full.

      No stock options were exercised by the named executive officers during 1999. The following table sets forth information regarding the number and value of the unexercised stock options held by them at December 31, 1999.

Fiscal Year End Option Values

	Number of Securities Underlying	Value of Unexercised In-the-Money
	Unexercised Options at Fiscal Year End	Options at Fiscal Year End(l)

Name	Exercisable/Unexercisable	Exercisable/Unexercisable

L. Rogers Wells, Jr.	74,250/9,250	$0/$1,870

David F. Nichols	12,500/34,500	$0/$1,870

Edmund F. Turek	20,000/5,500	$0/$748

Dennis W. Blazer	1,125/5,875	$0/$935

(1)	This value is computed by subtracting the option exercise price from the market price of the Common Stock on December 31, 1999 and multiplying that figure by the total number of unexercised options.

Compensation Committee Report on Executive Compensation

      This report by the Compensation Committee of the Board of Directors (the “Committee”) discusses the Committee’s compensation objectives and policies applicable to the Company’s executive officers. The report reviews the Committee’s policy generally with respect to the compensation of all executive officers as a group for 1999 and specifically reviews the compensation of the Company’s Chief Executive Officers during 1999. The Committee is composed entirely of non-employee directors of the Company.

      Compensation Policy for Executive Officers

      The Company’s compensation policies for its executive officers are intended to create a direct relationship between the level of compensation paid and the Company’s current and long-term performance. The Committee believes that this relationship is best implemented by providing a compensation package consisting of a base salary, discretionary bonus and long-term incentive compensation in the form of stock options.

      To date, the Committee has made its compensation decisions based upon the recommendations of the Company’s Chief Executive Officer and upon his and the Committee’s subjective evaluations of each executive officer’s past performance and anticipated ability to positively impact the Company’s future growth and development.

      The Committee met informally in 1999 and did not make any adjustments in the base salaries of the Company’s named executive officers. The Committee continues to believe that it is appropriate for these base salaries to be relatively modest when compared to those of officers in corresponding positions at other companies in the manufacturing and gaming industry. The bonuses reflected in the Summary Compensation Table for Messrs. Nichols and Blazer were awarded in recognition of their positive contributions to the Company’s performance in 1999.

      To provide further incentive for employee performance, and to establish a direct link between that performance and stockholder value, the Company makes an annual award of stock options under the SIP to its executive officers (as well as 10 to 15 other employees). Through these stock options, opportunities for additional compensation by the Company’s executive officers are tied directly to increases in the price of the Company’s Common Stock. The options granted under the SIP have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant and, to encourage a long-term perspective by the employee, have an exercise period of ten years. Information regarding stock options granted to the named executive officers during 1999 and stock options held by them as of December 31, 1999 is set forth in the tables above.

      Chief Executive Officer Compensation

      As previously indicated, Mr. Wells served as the Company’s Chief Executive Officer until April 1999, at which time Mr. Nichols became Chief Executive Officer in addition to his duties as President of the Company. Mr. Wells remains the Company’s Chairman of the Board. For 1999, Mr. Wells’ base salary, as originally established in 1994, was continued. Mr. Nichols’ 1999 base salary also continued unchanged from the level set in 1998. However, because of Mr. Nichols’ contributions to the Company’s successes during 1999 and in recognition of his assumption of the duties of Chief Executive Officer, he was awarded a year-end bonus of $20,000 and a mid-year stock option grant. Along with the Company’s other executive officers, both Mr. Wells and Mr. Nichols also received annual stock option awards in November 1999. These awards will enable the executives to realize increased compensation if and to the extent that the Company’s performance results in an increase in the price of the Common Stock. As a result, any additional compensation due to these stock options will be tied directly to an increase in overall stockholder value.

Section 162(m) of the Internal Revenue Code

      Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to each of the Company’s named executive officers to $1 million for any year unless several requirements are met. The Committee has reviewed these requirements and believes that all compensation paid to its executive officers in 1999 is fully deductible. The Committee also believes that any compensation resulting from options granted under the SIP will continue to be deductible. The Committee’s present intention is to comply with the requirements of Section 162(m) unless and until the Committee determines that compliance would not be in the best interests of the Company and its stockholders.

COMPENSATION COMMITTEE

Gary S. Bell

H. Jean Marshall

John J. Wingfield

Compensation Committee Interlocks and Insider Participation

      A principal function of the Compensation Committee is to establish the compensation of the executive officers of the Company. The Chairman of the Committee, Gary S. Bell, served during 1999 as Secretary and Treasurer of the Company (in a non-employee capacity) and also served as President of International Investments, Inc. International Investments is owned by Mr. L. Rogers Wells, Jr., the Company’s Chairman of the Board and, until April 1999, its Chief Executive Officer. Additionally, the Company has an arrangement with International Investments under which it pays International Investments $3,000 per month (for a total of $36,000 in 1999) for consulting services provided to the Company by Mr. Bell.

CERTAIN TRANSACTIONS

      Algonquin Industries, Inc., of which Kazmier J. Kasper, a director of the Company, is President and owner, sells the Company some of the components of the burster mechanisms and other dispensing mechanisms used in the Company’s machines. During 1999, the Company paid $4,116,674 to Algonquin Industries for these mechanisms. The Company currently plans to continue purchasing all of these mechanisms from Algonquin Industries. The Company believes that the purchases are on terms no less favorable than would be obtainable from unaffiliated third parties.

STOCK PERFORMANCE GRAPH

      The Company’s Common Stock trades on the American Stock Exchange. The following performance graph and accompanying table compare the cumulative total stockholders’ return on the Company’s Common Stock with the AMEX Stock Market Index (U.S. Companies) and with the AMEX index of U.S. and foreign manufacturers of industrial and commercial machinery and computer equipment (SIC Codes 3500-3599) (the “AMEX Machine and Computer Manufacturers Index”) assuming, in each case, that $100 was invested on January 1, 1995 and that any dividends were reinvested.

Comparison of Five-Year Cumulative Total Returns on Company Common Stock
vs. AMEX Stock Market Index and AMEX Machine and Computer Manufacturers Index

Prepared by the Center for Research in Security Prices
Produced on 02/24/2000 including data to 12/31/1999

[GRAPH]

Legend

Symbol	CRSP Total Returns Index for:	12/1994	12/1995	12/1996	12/1997	12/1998	12/1999

——— •	Interlott Technologies, Inc.	100.0	95.7	80.0	91.4	74.3	58.6

...——. *	AMEX Stock Market (US Companies)	100.0	128.7	130.7	163.5	175.5	224.2

- - - - - –	AMEX Stocks (SIC 3500-3599 US Companies) Industrial and commercial machinery and computer equipment	100.0	125.0	99.4	101.8	102.6	161.8

NOTES

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 12/30/1994.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 and the related regulations of the Securities and Exchange Commission require that the Company’s executive officers and directors, as well as any persons who beneficially own more than 10% of the Company’s Common Stock, file reports of their ownership of the Company’s Common Stock with the SEC and the American Stock Exchange. These persons are required to furnish the Company with copies of all Section 16(a) reports they file. Based on its review of reports and written representations received by it, the Company believes that all Section 16(a) filing requirements were complied with on a timely basis for 1999.

      During 1999 the Company’s offices were badly damaged by a tornado and many of its records were destroyed. In the process of organizing the remaining records and working to provide historical information to new outside advisors, it came to the Company’s attention that certain events and transactions during fiscal years 1994 through 1998 may not have been timely reported by the Company’s executive officers and directors. A significant majority of the transactions were routine annual grants pursuant to the Company’s Stock Incentive Plans. Because the Company cannot verify that the reports were filed, the individuals have now filed appropriate Forms 3, 4 and 5 as follows:

Mr. Bell	--	four reports, reporting four transactions; all of these were Forms 5 reporting stock option grants by the Company;

Mr. Blazer	--	one report, reporting two transactions; this was a Form 5 reporting two stock option grants by the Company;

Mr. Kasper	--	six reports, reporting eight transactions; of these, four were Forms 5 reporting stock option grants by the Company;

Ms. Marshall	--	four reports, reporting four transactions; all of these were Forms 5 reporting stock option grants by the Company;

Mr. Nichols	--	four reports, reporting five transactions; all of these were Forms 5 reporting stock option grants by the Company;

Mr. Stokes	--	six reports, reporting five transactions; of these, one was a Form 3 and four were Forms 5 reporting stock option grants by the Company (Mr. Stokes is the Company’s Chief Operating Officer);

Mr. Turek	--	four reports, reporting four transactions; all of these were Forms 5 reporting stock option grants by the Company;

Mr. Wells	--	seven reports, reporting seven transactions; of these, one was a Form 3 which should have been refiled after Mr. Wells resigned as an officer and director of the Company in October 1994 and returned in February 1995, and four were Forms 5 reporting stock option grants by the Company and one gift of securities; and

Mr. Wingfield	--	nine reports, reporting nine transactions; of these, one was a Form 3 and four were Forms 5 reporting stock option grants by the Company.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors of the Company, upon the recommendation of the Audit Committee, has appointed the firm of Grant Thornton LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2000 and has directed that this appointment be submitted to the stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the appointment of Grant Thornton LLP, the Board of Directors will reconsider the appointment.

      Effective October 4, 1999, the Company dismissed its former independent auditors, KPMG LLP, and engaged Grant Thornton LLP. The decision to change auditors was recommended by the Audit Committee and approved by the Board of Directors of the Company.

      The reports of KPMG LLP on the financial statements of the Company for fiscal years 1997 and 1998 did not contain an adverse opinion or disclaimer of opinion, and these reports were not qualified or modified as to uncertainty, audit scope or accounting principles.

      During fiscal years 1997 and 1998 (and the subsequent interim period prior to July 1, 1999), there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their report.

      No “reportable events,” as identified in the regulations of the SEC, occurred during fiscal years 1997 and 1998 (and the subsequent interim period prior to July 1, 1999).

      During fiscal years 1997 and 1998 (and the subsequent interim period prior to July 1, 1999), neither the Company nor anyone acting on its behalf consulted with Grant Thornton LLP regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, where either a written report was provided to the Company or oral advice was provided that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event as noted above.

      Representatives of Grant Thornton LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

      The Board of Directors unanimously recommends that stockholders vote “FOR” the proposal to ratify the appointment of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.

STOCKHOLDERS’ PROPOSALS FOR 2001 ANNUAL MEETING

      Director nominations and other proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders (whether or not intended to be included in the Proxy Statement for the 2001 Annual Meeting) must be submitted to the Company in accordance with the procedures set forth in Sections 2.3 and 1.1, respectively, of the Bylaws of the Company and in accordance with applicable requirements of Securities and Exchange Commission Rule 14a-8. All such proposals, nominations and related information must be received by the Secretary of the Company at 7697 Innovation Way, Mason, Ohio 45040, on or before December 6, 2000.

OTHER BUSINESS

      The Company is not aware of any other matters which may properly by presented at the Annual Meeting. However, if other matters do come before the Meeting, proxies will be voted on those matters in accordance with the recommendations of the Board of Directors.

EXHIBIT A

INTERLOTT TECHNOLOGIES, INC.
EMPLOYEE STOCK PURCHASE PLAN

SECTION 1 — INTRODUCTION

      1.1 Purpose. The purpose of the Interlott Technologies, Inc. Employee Stock Purchase Plan is to provide eligible employees of the Company and any participating Subsidiaries the opportunity to acquire a proprietary interest in the Company and thereby provide employees with an additional incentive to contribute to the long-term profitability and success of the Company.

      1.2 Stock Purchase Plan. The Plan is a stock purchase plan that is intended to satisfy all requirements of Section 423 of the Internal Revenue Code of 1986, as amended. Any provision of the Plan inconsistent with Code Section 423 will, without further act or amendment by the Company, be reformed to comply with Code Section 423.

      1.3 Effective Date and Term. The Plan will be effective July 1, 2000, subject to approval of the Plan by the shareholders of the Company within twelve months of its adoption by the Board of Directors. The Plan shall continue in effect until the earlier of the date the Company terminates the Plan or the date all of the shares of Stock subject to the Plan, as amended from time to time, are purchased.

      1.4 Participating Subsidiaries. Any corporation that becomes a Subsidiary after the Effective Date will be deemed to have adopted the Plan for its eligible Employees immediately upon becoming a Subsidiary, unless the Company acts to exclude the Subsidiary and its eligible Employees from participation in the Plan.

      1.5 Stock Subject to Plan.

(a) The Stock subject to purchase under the Plan may be shares of the Company“s authorized but unissued Stock, previously issued shares of Stock reacquired and held by the Company, or shares acquired in the market. The aggregate number of shares of Stock that may be purchased under the Plan shall not exceed 25,000 shares. All shares of Stock purchased under the Plan will count against this limitation.

(b) In case of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other change in the capital structure of the Company, the Committee may make such adjustment as it deems appropriate in the number, kind and purchase price of shares of Stock available for purchase under the Plan, subject to Section 7.1.

SECTION 2 — DEFINITIONS

      For purposes of this Plan, the following words and phrases, whether or not capitalized, have the meanings specified below, unless the context plainly requires a different meaning:

      2.1 “Beneficiary” means a person to whom all or a portion of the cash amounts due to the Employee under this Plan will be paid if the Employee dies before receiving such cash amounts.

      2.2 “Board” means the Board of Directors of the Company.

      2.3 “Code” means the Internal Revenue Code of 1986, as amended, and all regulations thereunder.

      2.4 “Committee” means the individuals appointed by the Board to administer the Plan.

      2.5 “Company” means Interlott Technologies, Inc.

      2.6 “Compensation” means wages, salary and commissions for services rendered paid to an Employee by the Company or any Participating Subsidiary during the applicable period specified in the Plan, including amounts contributed by the Employee to any plan or plans established by the Company or a Participating Subsidiary in accordance with Sections 125 or 401(k) of the Code or to any nonqualified deferred compensation plan or plans established by the Company or a Participating Subsidiary. Bonuses, overtime and shift premiums paid to an Employee shall not be included in Compensation.

      2.7 “Custodian” means the custodian for the Plan appointed by the Company.

      2.8 “Effective Date” means July 1, 2000.

      2.9 “Employee” means any employee of the Company or a Participating Subsidiary who (a) is included on the Company’s or Participating Subsidiary’s regular payroll, (b) at the time of enrollment, has been in the continuous employ of the Company and/or the Participating Subsidiary (as determined by the Company’s continuity of service rules) for at least one hundred eighty (180) days and (c) works at least twenty (20) hours per week.

      2.10 “Fair Market Value” means the fair market value of one share of Stock as of a particular day, which shall generally be the closing sale price per share of Stock on the principal United States stock exchange or market system on which the Stock is traded on that day, or, if such day is not a trading day, on the last preceding trading day. If for any reason a closing sale price is not readily available, the Committee shall determine the price on such basis as it considers appropriate.

      2.11 “Offering Date” means the first day of the Offering Period.

      2.12 “Offering Period” means July 1 through September 30 and each consecutive three month period thereafter; or such other period designated by the Committee in its sole discretion.

      2.13 “Option Account” means the account maintained on behalf of the Employee under Section 3.4 to which contributions to the Plan are credited and from which amounts are withdrawn to exercise options on a Termination Date.

      2.14 “Participating Subsidiary” means a Subsidiary which is participating in the Plan in accordance with Section 1.4.

      2.15 “Plan” means the Interlott Technologies, Inc. Employee Stock Purchase Plan, as described in this document and as amended from time to time.

      2.16 “Stock” means the Common Stock, $.01 par value, of the Company.

      2.17 “Stock Account” means the account in which shares of Stock acquired by an Employee under the Plan are held until distributed.

      2.18 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an option is granted, each of the corporations other than the last corporation owns 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      2.19 “Termination Date” means the last day of an Offering Period; provided however, that if the last day of an Offering Period is not a business day, the immediately preceding business day shall be the Termination Date.

SECTION 3 — ENROLLMENT AND CONTRIBUTIONS

      3.1 Eligibility for Enrollment. An Employee may enroll in the Plan for an Offering Period unless one of the following applies:

(a) The Employee would, immediately upon enrollment, own directly or indirectly, or hold options or rights to acquire, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any Subsidiary, determined in accordance with Section 424(d) of the Code; or

(b) The Employee is not employed by the Company or a Participating Subsidiary on the Offering Date; or

(c) The terms of the Employee“s employment are covered by a collective bargaining agreement and the applicable union or other collective bargaining unit has refused to accept the Plan (having been specifically requested to do so by the Company).

      3.2 Enrollment Procedure.

(a) To enroll in the Plan for an Offering Period, an Employee must file an enrollment form with the Company and elect to make contributions under the Plan in accordance with Section 3.3. The enrollment form must be received by the Company at least fifteen (15) calendar days prior to the Offering Date and must state the contribution rate elected by the Employee for the Offering Period.

(b) An Employee whose enrollment in and contributions under the Plan continue throughout an Offering Period will automatically be enrolled in the Plan for the next Offering Period unless (i) the Employee files a written notice of withdrawal with the Company before the Offering Date for the next Offering Period in accordance with Section 5.1(1), (ii) on the Offering Date for such Offering Period the Employee is described in Section 3.1(a), (b) or (c). The contribution rate for an Employee who is automatically enrolled for an Offering Period pursuant to this Section will be the contribution rate in effect for the immediately preceding Offering Period, unless the Employee files an amended enrollment form with the Company at least fifteen (15) calendar days prior to the commencement of the Offering Period designating a different contribution rate.

      3.3 Contributions.

(a) To enroll for the first time in the Plan for an Offering Period, an Employee must elect to make a contribution under the Plan, subject to the terms and conditions prescribed below, by means of payroll deduction for each payroll period within the Offering Period.

(b) An Employee may elect to make payroll deduction contributions in amounts

(i) not less than the greater of (A) Five Dollars ($5.00) per week or (B) such other minimum amount as may be established by the Committee and

(ii) not more than the lesser of (A) ten percent (10%) of Compensation per Offering Period (or such other amount as the Committee may establish from time to time and communicate to Employees before the Offering Date) or (B) a percentage of Compensation for each payroll period that ensures that the limit on the purchase of shares of Stock specified in Section 4.1 is not exceeded for the Offering Period.

(c) Payroll deductions will commence with the first payroll period that begins within the Offering Period and will be made in conformity with the Company's payroll deduction schedule and practices.

(d) An Employee may elect to increase or decrease contributions only as of the beginning of the first payroll period in an Offering Period by giving written notice to the Company at least fifteen (15) calendar days before the commencement of the Offering Period.

(e) An Employee may discontinue contributions at any time by giving written notice to the Company, provided that, if such notice is received less than fifteen (15) calendar days prior to the beginning of the Employee’s next payroll period, it shall not become effective until the next subsequent payroll period. An Employee’s notice to discontinue contributions shall include instructions either:

(i) to consider the notice a notice of immediate withdrawal and to distribute all cash in the Employee’s Option Account and all Stock in the Employee’s Stock Account as soon as possible, or

(ii) to retain the amounts then credited to the Employee’s Option Account until the Termination Date of the current Offering Period and apply them to the purchase of additional shares of Stock, in which case, unless the Employee also files a notice of re-enrollment, the notice shall be considered a notice of withdrawal to be effective at the beginning of the next Offering Period.

      3.4 Option Accounts; No Funding of Accounts. All contributions made by an Employee under the Plan will be credited to an Option Account maintained by the Company or the Custodian on behalf of the Employee. No cash need be set aside with respect to an Option Account. Nothing contained in this Plan and no action taken pursuant to the provisions hereof shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Employee or any other person with respect to an Option Account. Amounts credited to an Option Account at any time and from time to time shall be the general assets of the Company. To the extent that any person acquires a right to receive the benefit of amounts credited to an Option Account, such right shall be that of an unsecured general creditor of the Company.

SECTION 4 — GRANT AND EXERCISE OF OPTION

      4.1 Grant of Options; Terms. Enrollment in the Plan for an Offering Period will constitute the grant by the Company of an option to purchase shares of Stock under the Plan during such Offering Period. Enrollment in the Plan (whether initial or continuing) for each Offering Period will constitute a new grant of an option to purchase shares of Stock under the Plan. All Employees granted options shall have the same rights and privileges as required by Section 423(b)(5) of the Code. Each option will be subject to the following terms:

(a) The option price will be as specified in Section 4.2.

(b) Except as limited in (e) below, the number of shares of Stock subject to the option will equal the number of whole and fractional shares of Stock that can be purchased at the option price specified in Section 4.2 with the aggregate amount credited to the Employee's Option Account as of the Termination Date.

(c) The option will be exercised on the Termination Date for the Offering Period.

(d) The payment by an Employee for the shares of Stock purchased under an option will be made only through payroll deduction in accordance with Section 3.3.

(e) The number of shares of Stock subject to the option for any Employee (when taken together with all other options held by such Employee under the Plan and under any other stock purchase plan of the Company or a Subsidiary at any time during the calendar year in which the option is granted) will not exceed the number derived by dividing Twenty-five Thousand Dollars ($25,000) by the Fair Market Value of a share of Stock on the Offering Date for the Offering Period.

      4.2 Purchase of Stock; Price.

(a) As soon as practicable after the Termination Date of each Offering Period, the Company or Custodian will apply to the purchase of shares of Stock the amounts credited to each Employee's Option Account as of such Termination Date. The Stock so purchased shall be allocated to the Stock Account for the Employee. The Stock shall be held by the Custodian on behalf of the Employee and registered in the name of a nominee.

(b) The option price of each share of Stock purchased as of a Termination Date shall be the lower of:

(i) Eighty-five percent (85%) of the Fair Market Value of the Stock on the Offering Date for such offering, or

(ii) Eighty-five percent (85%) of the fair market value of the Stock on the Termination Date for such offering.

      4.3 Accounts.

(a) All whole and fractional shares of Stock purchased on behalf of an Employee as of a Termination Date shall be credited to such Employee's Stock Account as of such date. Any cash in lieu of fractional share remaining on distribution of shares or on termination of the Plan shall be distributed to the Employee. Any dividends payable with respect to shares of Stock credited to the Employee's Stock Account will be credited to the Employee's Stock Account and used by the Custodian to purchase additional shares of Stock on the open market as soon as administratively feasible following receipt of the dividend payment by the Custodian. The fifteen percent (15%) discount provided for in Section 4.2(b) shall not be applicable to any reinvestment of dividends.

(b) In the event the amount withheld through payroll deductions with respect to an Offering Period exceeds the option price of the shares available for purchase for such Employee for that Offering Period, the excess of the amount so withheld over the option price of the shares so purchased for the Employee shall be returned to the Employee without interest.

      4.4 No Interest on Account Balances. No interest or other earnings will be credited to any Option Account with respect to (a) amounts credited thereto during an Offering Period or (b) amounts to be returned to the Employee. Neither the Committee nor the Company shall have any obligation to invest or otherwise manage amounts credited to an Option Account, other than to apply such amounts to the purchase of Stock in accordance with the terms of this Plan.

SECTION 5 — TERMINATION OF ENROLLMENT

      5.1 Termination of Enrollment.

(a) An Employee's enrollment in the Plan will terminate under the following circumstances:

(i) Except as provided in Section 3.3(e)(ii), an Employee’s enrollment will terminate as of the beginning of the Employee’s next payroll period that is at least fifteen (15) calendar days after the Employee files with the Company a written notice of withdrawal;

(ii) An Employee’s enrollment will terminate following the Employee’s termination of employment with the Company and all Participating Subsidiaries;

(iii) An Employee’s enrollment will terminate as of the date on which the Employee would own directly or indirectly, or hold options or rights to acquire, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any Subsidiary, determined in accordance with Section 424(d) of the Code; and

(iv) An Employee’s enrollment will terminate upon termination of the Plan or as of the date a relevant Participating Subsidiary ceases to be a Subsidiary.

(b) An Employee whose enrollment in the Plan terminates under this Section, other than by reason of termination of the Plan, may again enroll in the Plan as of any subsequent Offering Date if the Employee satisfies the eligibility conditions of Section 3.1 as of such date.

      5.2 Distributions to Employee.

(a) As soon as practicable after an Employee’s enrollment in the Plan terminates under Section 5.1:

(i) The Company will pay to the Employee all amounts credited to the Employee’s Option Account as of the date of termination; and

(ii) The Committee will direct the Custodian to distribute to the Employee certificates representing any whole shares of Stock then credited to the Employee’s Stock Account and cash equal to the Fair Market Value of any fractional share.

(b) If an Employee’s enrollment terminates as a result of death, or if the Employee’s death occurs before the Employee receives a distribution under this Section, all cash amounts payable under this Section to the Employee will be paid to the Employee’s Beneficiary.

(c) An Employee may, from time to time, request distribution with regard to whole shares of Stock then credited to the Employee’s Stock Account. The Custodian shall pay to the Employee cash equal to the Fair Market Value of any fractional share when all whole shares of Stock have been distributed.

      5.3 Beneficiaries.

(a) An Employee may designate one or more persons (concurrently, contingently or successively) to whom any cash amounts then credited to the Employee’s Option Account will be distributed if the Employee dies while enrolled in the Plan. Any such designation must be made on a form provided by the Company for this purpose, will be effective on the date received by the Company and may be revoked by the Employee at any time.

(b) If the Employee fails to designate a Beneficiary or if no designated beneficiary survives the Employee, then any cash amounts shall be paid to the Employee“s estate.

SECTION 6 — PLAN ADMINISTRATION

      6.1 Committee. The Plan will be administered by the Committee.

      6.2 Committee Powers.

(a) The Committee will have all powers appropriate to administer the Plan including, but not limited to, the following:

(i) To determine all questions that may arise under the Plan, including the power to determine the rights or eligibility of an Employee or a Beneficiary;

(ii) To construe the terms of the Plan and to remedy ambiguities, inconsistencies or omissions;

(iii) To adopt such rules of procedure and prescribe such forms as it considers appropriate for the proper administration of the Plan and are consistent with the Plan;

(iv) To enforce the Plan provisions and the rules of procedure which it adopts; and

(v) To employ agents, attorneys, accountants, actuaries or other persons, and to allocate or delegate to them such powers, rights and duties as it considers appropriate for the proper administration of the Plan.

(b) The Committee will have such further powers and duties as may be elsewhere specified in the Plan.

      6.3 Committee Actions. The actions of the Committee may be taken at a meeting by a majority of its members, in writing without a meeting if all members of the Committee sign such writing or by the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and participation in such a meeting in this manner shall constitute attendance and presence in person at the meeting of the person or persons so participating for all purposes. In taking action:

(a) The Committee may allocate authority to a specific member(s) of the Committee to carry out such duties as the Committee may assign;

(b) A member of the Committee may by writing delegate any or all of their rights, powers, duties and discretions to any other member of the Committee, with the consent of the latter;

(c) The Committee may delegate to any agents such duties and powers as it deems appropriate, by an instrument in writing which specifies which duties are so delegated and to whom each such duty is so delegated; and

(d) When there is an even division of opinion among the members of the Committee as to a matter, the Board of Directors of the Company will decide the matter, provided, however, that no member of the Board of Directors may vote on such a matter if it concerns such member“s individual rights, privileges or obligations under the Plan.

      6.4 Member Who is Participant. If a member of the Committee is an Employee, such member may not decide any matter relating to the member’s participation or Option Account or how the Option Account is to be paid to the member that the member would not have the right to decide in the absence of membership on the Committee, and no Employee will receive any compensation for services as a member of the Committee.

      6.5 Information Required from Company. The Company will furnish the Committee with such data and information as the Committee deems appropriate to administer the Plan. The records of the Company as to an Employee“s Compensation will be conclusive on all persons unless determined by the Committee to be clearly incorrect.

      6.6 Information Required from Employees. Each person entitled to benefits under the Plan must furnish the Company from time to time in writing such person’s mailing address, each change of mailing address and such other data and information as the Committee deems appropriate to administer the Plan. Any communication, statement or notice mailed with postage prepaid to any person at the last mailing address filed with the Company will be binding upon such person for all purposes of the Plan.

      6.7 Uniform Rules and Administration. The Committee will administer the Plan on a nondiscriminatory basis and will apply uniform rules to all persons similarly situated.

SECTION 7 — AMENDMENT AND TERMINATION

      7.1 Amendment. The Board may at any time, or from time to time, alter or amend this Plan in any respect.

      7.2 Termination. The Plan is entirely voluntary on the part of the Company and the continuance of the Plan should not be construed as a contractual obligation of the Company. Accordingly, the Company reserves the right to terminate the Plan at any time by action of the Board. Unless sooner terminated, the Plan shall terminate on the date all of the shares of Stock specified in Section 1.5(a) are purchased unless additional shares of Stock are authorized for the Plan by the shareholders of the Company. No option may be granted under the Plan after the Plan is terminated.

      7.3 Rights Upon Termination.

(a) If the Plan terminates, the Committee may elect to terminate all outstanding options to purchase shares of Stock under the Plan either immediately or upon completion of the purchase of shares of Stock on the next following Termination Date.

(b) If the Committee terminates an option to purchase shares of Stock prior to the expiration of the option, all amounts contributed to the Plan which remain in an Employee's Option Account will be returned to the Employee as soon as practicable.

SECTION 8 — GENERAL PROVISIONS

      8.1 No Transfer or Assignment. The rights of an Employee under the Plan may not be sold, pledged, assigned or transferred, voluntarily or involuntarily, in any manner. Any such attempted sale, pledge, assignment or transfer shall be without effect. An Employee's rights and all options granted under the Plan shall only be exercisable during his or her lifetime by such Employee.

      8.2 Rights as Shareholder. The grant of an option to purchase shares of Stock under the Plan will not confer upon an Employee any rights as a shareholder of the Company with respect to shares of Stock subject to the option. An Employee will become a shareholder with respect to shares of Stock subject to an option under the Plan only when the purchase of such shares of Stock is completed as of a Termination Date.

      8.3 Rights as Employee. The Plan is not a contract of employment, and the grant of an option to purchase shares of Stock under the Plan will not confer upon any Employee the right to be retained in the employ of the Company or any Subsidiary.

      8.4 Costs. All costs and expenses incurred in the administration of the Plan will be paid by the Company. Any brokerage fees for the sale of shares of Stock by an Employee will be borne by the Employee.

      8.5 Reports. The Company will provide or cause to be provided to each Employee a quarterly report of the Employee“s contributions to the Plan and the shares of Stock purchased with such contributions.

      8.6 Governmental Approval. The Plan and any offering or sale made to Employees under the Plan is subject to any governmental approvals or consents that are or may become applicable in connection herewith. In particular, no Stock shall be issued pursuant to the Plan unless the issuance and delivery complies with the Securities Act of 1933, the Securities Exchange Act of 1934, the rules and regulations promulgated under each, and the requirements of any stock exchange or market system on which the Stock may then be listed.

      8.7 Stockholder Approval. The Plan is subject to approval by the holders of a majority of the shares present in person or by proxy and voting at the meeting at which the Plan is considered and shall not be effective without such approval.

      8.8 Taxes. At the time an option is exercised, or at the time any Stock acquired under the Plan is disposed of, an Employee must make adequate provision for any resulting federal, state or other tax withholding obligations imposed on the Company. The Company may at any time withhold from the Employee’s compensation the amount necessary to satisfy the Company’s withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Stock acquired under the Plan by the Employee.

      8.9 Applicable Law. The Plan will be governed by the laws of the State of Delaware, without regard to the law of conflicts of such state, to the extent that federal law does not preempt such laws.

      8.10 Gender and Number. When the context permits, words in the Plan used in the masculine gender include the feminine gender, words in the singular include the plural and words in the plural include the singular.

      8.11 Headings. All headings in the Plan are included solely for ease of reference and do not bear on the interpretation of the text.

DETACH HERE

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Proxy Solicited by the Board of Directors

INTERLOTT TECHNOLOGIES, INC.	for Annual Meeting to be Held on May 4, 2000

    The undersigned hereby appoints Dennis W. Blazer and L. Rogers Wells, Jr., jointly and severally, proxies, with full power of substitution, to vote all shares of common stock of Interlott Technologies, Inc. which the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders and any adjournments thereof as indicated below as to Proposals 1, 2 and 3. The proxies hereby are further authorized to vote in their discretion on (i) the election of any person as a director if a director nominee named in Proposal 1 is unable to serve or for good cause will not serve, (ii) matters which the Board of Directors did not know would be presented at the Annual Meeting a reasonable time before the proxy solicitation was made and (iii) matters incident to the conduct of the Annual Meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. At the present time, the Board of Directors knows of no other business to be presented to a vote of the stockholders at the Annual Meeting.

(1)	ELECTION OF DIRECTORS:

Nominees to serve until the 2003 Annual Meeting of Stockholders: Gary S. Bell, Edmund F. Turek and L. Rogers Wells, Jr.

[ ]	FOR ALL [ ] WITHHOLD ALL

    [   ]  For, except vote withheld from the following nominee(s): ________________________________

(2)  APPROVAL OF INTERLOTT TECHNOLOGIES, INC. EMPLOYEE STOCK PURCHASE PLAN

     [   ]  FOR       [   ]  AGAINST       [   ]  ABSTAIN

(Continued, and to be signed on other side)

DETACH HERE

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(Continued from other side)

(3)	RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS

     [   ]  FOR       [   ]  AGAINST       [   ]  ABSTAIN

     [   ]  I plan to attend the Annual Meeting             [   ]  Change of Address Below

SIGNATURE(S) ___________________________
DATE ______________________________, 2000
Change of Address:

(If you have written in the above space, please mark the corresponding box above.)